Exhibit 4.1
EXHIBIT A
FORM OF
ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrowers:

4.	Administrative Agent:	, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	[The [amount] Credit Agreement dated as of ___ among [name of Borrowers], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for	Commitment/Loans	Percentage Assigned of
Facility Assigned	all Lenders	Assigned	Commitment/Loans
	$	$	%
	$	$	%
	$	$	%
Effective Date:                      ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates on or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Title:

Consented to:

LIBBEY GLASS, INC., as
Borrower Representative

By
Title:

[ISSUING BANK]

By
Title:

3

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
[RESERVED]

EXHIBIT C
FORM OF
US BORROWING BASE CERTIFICATE
BORROWING BASE REPORT

Rpt #
Obligor Number:	Date:
Loan Number:	Period Covered: to

COLLATERAL CATEGORY	A/R	Inventory	TOTAL
Description
1 Beginning Balance (Previous report — Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible — Past Due
10 Less Ineligible — Cross-age (___%)
11 Less Ineligible — Foreign
12 Less Ineligible — Contra
13 Less Ineligible — Other (attached schedule)
14 Total Ineligibles — Accounts Receivable
15 Less Ineligible — Inventory Slow-moving
16 Less Ineligible — Inventory Offsite not covered
17 Less Ineligible — Inventory WIP
18 Less Ineligible — Consigned
19 Less Ineligible — Other (attached schedule)
20 Total Ineligibles Inventory
21 Total Eligible Collateral
22 Advance Rate Percentage
23 Net Available — Borrowing Base Value
24 Reserves
25 Total Borrowing Base Value
26 CAPS/Loan Limits			Total CAPS/Loan Line
27 Maximum Borrowing Limit (Lesser of 25. or 26.)*			Total Available

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
30 Add: A. Request for Funds
B. Adjustments/Other
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 OVERALL EXPOSURE (line 31)
Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement (“Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, the Loan Parties and                      (“Borrowers”),                      is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the “Report”).                      represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in its own financial accounting records.                     , by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of                     , 20___, that it is in compliance with said Agreement.

BORROWER’S NAME:	AUTHORIZED SIGNATURE:

EXHIBIT D
FORM OF
NETHERLANDS BORROWING BASE CERTIFICATE
BORROWING BASE REPORT

Rpt #
Obligor Number:	Date:
Loan Number:	Period Covered: to

COLLATERAL CATEGORY	A/R	Inventory	TOTAL
Description
1 Beginning Balance (Previous report — Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible — Past Due
10 Less Ineligible — Cross-age (___%)
11 Less Ineligible — Foreign
12 Less Ineligible — Contra
13 Less Ineligible — Other (attached schedule)
14 Total Ineligibles — Accounts Receivable
15 Less Ineligible — Inventory Slow-moving
16 Less Ineligible — Inventory Offsite not covered
17 Less Ineligible — Inventory WIP
18 Less Ineligible — Consigned
19 Less Ineligible — Other (attached schedule)
20 Total Ineligibles Inventory
21 Total Eligible Collateral
22 Advance Rate Percentage
23 Net Available — Borrowing Base Value
24 Reserves
25 Total Borrowing Base Value
26 CAPS/Loan Limits			Total CAPS/Loan Line
27 Maximum Borrowing Limit (Lesser of 25. or 26.)*			Total Available

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
30 Add: A. Request for Funds
B. Adjustments/Other
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 OVERALL EXPOSURE (lines31)
Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement (“Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, the Loan Parties and                      (“Borrowers”),                      is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the “Report”).                      represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in its own financial accounting records.                     , by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of                     , 20___, that it is in compliance with said Agreement.

BORROWER’S NAME:	AUTHORIZED SIGNATURE:

EXHIBIT E
FORM OF
INCREASING LENDER SUPPLEMENT
          INCREASING LENDER SUPPLEMENT, dated                      (this “Supplement”), to the Credit Agreement dated as of ___ ___, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LIBBEY GLASS, INC. and LIBBEY EUROPE, B.V. (the “Borrowers”), LIBBEY INC., as a Loan Guarantor, the other Loan Parties, thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
          WHEREAS, pursuant to Section 2.01(c) of the Credit Agreement, the Borrowers have the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Commitments under the Credit Agreement by requesting any Lender to increase the amount of its Commitment;
          WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the aggregate Commitments pursuant to such Section 2.01(c); and
          WHEREAS, pursuant to Section 2.01(c) of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrowers and the Administrative Agent this Supplement;
          NOW THEREFORE, each of the parties hereto hereby agrees as follows:
          1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $                    , thereby making the aggregate amount of its total Commitment equal to $                    .
          2. The Borrower hereby represents and warrants that on and as of the date hereof (a) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement are satisfied and (b) no Default or Event of Default has occurred and is continuing.
          3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
          4. The undersigned Increasing Lender may not assign any of its rights and obligations under this Supplement except in accordance with the provisions of Section 9.04(b) of the Credit Agreement.
          5. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
          6. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:

Name:
Title:

Accepted and agreed to as of the date first written above:

[BORROWER]

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

2

EXHIBIT F
FORM OF
NEW LENDER SUPPLEMENT
          NEW LENDER SUPPLEMENT, dated                      (this “Supplement”), to the Credit Agreement dated as of ___ ___, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LIBBEY GLASS, INC. and LIBBEY EUROPE, B.V. (the “Borrowers”), LIBBEY INC., as a Loan Guarantor, the other Loan Parties, thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
          WHEREAS, the Credit Agreement provides in Section 2.01(c)(B) thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
          WHEREAS, the undersigned New Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
          NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
          1. The undersigned New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $                    .
          2. The undersigned New Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or made available pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and any other Loan Document to which it is a party and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Lender.
          3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
          [FILL IN ADDRESS]

          4. The Borrower hereby represents and warrants that on and as of the date hereof (a) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement are satisfied and (b) no Default or Event of Default has occurred and is continuing.
          5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
          6. The undersigned New Lender may not assign any of its rights and obligations under this Supplement except in accordance with the provisions of Section 9.04(b) of the Credit Agreement.
          7. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
          8. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

2

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF NEW LENDER]
By:
Name:
Title:

Accepted and agreed to as of the date first written above:

[BORROWER]

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

3

EXHIBIT G
COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Credit Agreement Described Below
          This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of ___, 2006 (as amended, modified, renewed or extended from time to time, the “Agreement”) among LIBBEY GLASS, INC. and LIBBEY EUROPE, B.V. (the “Borrowers”), LIBBEY INC., as a Loan Guarantor (“Holdings”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as the Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
          THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT:
          1. I am the duly elected                      of the Borrower Representative;
          [2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its consolidated Subsidiaries during the accounting period covered by the attached financial statements and such quarterly financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;] [To be included only in the case of quarterly financial statements]
          3. Except as set forth below, I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement that would affect the financial statements accompanying this Compliance Certificate;
          4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Agent the notice required by Section 4.15 of the U.S. Security Agreement and [applicable Section of applicable Netherlands Security Agreement]; and
          [5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants contained in Section 6.15 of the Agreement, all of which data and computations are true, complete and correct.][To be included only if a Restriction Period is in effect]

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

          The foregoing certifications [together with the computations set forth in Schedule I] and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ___ day of                     , ___.

, as
Borrower Representative

By:

Name:

Title:

2

[SCHEDULE I
Compliance as of                     , ____ with
Provisions of _____ and _____ of
the Credit Agreement]

3

EXHIBIT H
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     , ___, 200_, is entered into between                                         , a                      (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of ___, 2006, among LIBBEY GLASS, INC. and LIBBEY EUROPE, B.V., (the “Borrowers”), LIBBEY INC., as a Loan Guarantor, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:
     1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Secured Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Secured Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
     2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.
     3. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

     4. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.
     5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
     6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:

Name:

Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:

Title:

2

EXHIBIT I
FORM OF
AGGREGATE BORROWING BASE CERTIFICATE
AGGREGATE BORROWING BASE REPORT

Rpt #
Obligor Number:	Date:
Loan Number:	Period Covered: to

COLLATERAL CATEGORY	A/R	Inventory	TOTAL
Description
1 Beginning Balance (Previous report — Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible — Past Due
10 Less Ineligible — Cross-age (___%)
11 Less Ineligible — Foreign
12 Less Ineligible – Contra
13 Less Ineligible — Other (attached schedule)
14 Total Ineligibles — Accounts Receivable
15 Less Ineligible — Inventory Slow-moving
16 Less Ineligible — Inventory Offsite not covered
17 Less Ineligible — Inventory WIP
18 Less Ineligible — Consigned
19 Less Ineligible — Other (attached schedule)
20 Total Ineligibles Inventory
21 Total Eligible Collateral
22 Advance Rate Percentage
23 Net Available — Borrowing Base Value
24 Reserves
25 Total Borrowing Base Value
26 CAPS/Loan Limits			Total CAPS/Loan Line
27 Maximum Borrowing Limit (Lesser of 25. or 26.)*			Total Available

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
30 Add: A. Request for Funds
B. Adjustments/Other
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 OVERALL EXPOSURE (lines31
Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement (“Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, the Loan Parties and                      (“Borrowers”), Borrower Representative, on behalf of the Borrowers, is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the “Report”). Borrower Representative, on behalf of the Borrower, represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in the Borrowers’ own financial accounting records. Borrower Representative, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of                     , 20___, that the Borrowers are in compliance with said Agreement.

BORROWER REPRESENTATIVE’S NAME:	AUTHORIZED SIGNATURE:

EXHIBIT J
After recording please return to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Chris Garcia	[To be conformed to state specific requirements for each state in which to be filed]

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
AND FIXTURE FILING
made by
                                        ,
Mortgagor,
to
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Mortgagee
Dated as of                      ___, 2006

THIS INSTRUMENT IS TO BE INDEXED AS BOTH A MORTGAGE
AND A FIXTURE FILING FILED AS A FINANCING STATEMENT

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING
          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of                      ___, 200___ is made by                      a Delaware corporation (“Mortgagor”), whose address is c/o Libbey Glass, Inc., 300 Madison Avenue, Toledo, Ohio 43604, to JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Mortgagee”) whose address is . References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.
Background
          Libbey Glass Inc. and Libbey Europe B.V., as Borrowers, Libbey Inc., as a Loan Guarantor, the other Loan Parties party thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger, and Mortgagee, are parties to that certain Credit Agreement, dated as of May ___, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
          Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.
          The Borrowers are members of an affiliated group of companies that includes Mortgagor.
          The proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to Mortgagor in connection with the operation of its business.
          Certain of the Lenders or Affiliates thereof may enter into Swap Agreements with the Borrowers.
          The Borrowers and Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Swap Agreements.
          Mortgagor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the “Land”), and Mortgagor owns all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
          It is a requirement of the Credit Agreement and the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.
Granting Clauses
          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the prompt and complete payment and performance of the Secured Obligations of Mortgagor (collectively, the “Obligations”);

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS:
     the Land;
     all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof, and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;
     all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
     all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the “Equipment”);
     all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;
     all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);
     all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;
     to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and
     all proceeds, both cash and noncash, of the foregoing;
          ; provided, however, that any Excluded Collateral (as defined in the U.S. Security Agreement) shall be excluded from the lien and security interest of this Mortgage.
          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).
          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void.
          This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.
Terms and Conditions
          Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:
          Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and the terms of usage set forth in Section 1.03 of the

Credit Agreement shall apply hereto. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.13(d) of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Bank in its capacity as Issuing Bank), (iii) each counterparty to a Swap Agreement entered into with any Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Swap Agreement was entered into, (iv) any other holders from time to time of any other Obligations, and (v) the respective successors, indorsees, transferees and permitted assigns of each of the foregoing.
          Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 6.02 of the Credit Agreement (collectively the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.
          Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.
          Requirements. Mortgagor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to (i) materially impair Mortgagor’s ability to conduct its business at the Premises, or (ii) materially and adversely impair the value of the Mortgaged Property (assuming its current use).
          Payment of Taxes and Other Impositions. (i) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with, and if required by, GAAP, or except as would not have a Material Adverse Effect. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition if the same is not paid in accordance with Section 5(a) above, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.
     Insurance. (ii) Notwithstanding Section 5.09 of the Credit Agreement, Mortgagor shall maintain, or cause to be maintained, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Mortgagee, and (ii) insuring Mortgagor, the Mortgagee and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate, such policies as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations as Mortgagor. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof, (ii) name the Mortgagee as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Mortgagee.
          If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance to the extent required under the National Flood Insurance Act of 1968, as amended.
          If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option upon 30 days’ notice to Mortgagor, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagor had insured the Premises, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.
          All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be applied in the manner specified in the Credit Agreement.
          In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.
     Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.
     Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 6.05 of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

     Condemnation/Eminent Domain. All awards and proceeds relating to such condemnation shall be deemed Net Proceeds and applied in the manner specified in the Credit Agreement.
     Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.
     Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.
     Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Loan Documents, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 30 days’ notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.
     Remedies. (iii) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
     Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the US Security Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

     Mortgagee may, to the extent permitted by applicable law, personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease (subject to the terms of any such Lease) and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.
          In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.
          It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied to payment of the Obligations in the manner set forth in Section 7.3 of the US Security Agreement.
     Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the US Security Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.
     Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.
     Extension, Release, etc. (iv) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice except as specifically set forth in the Credit Agreement, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents or any other obligation secured by this Mortgage, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other obligation secured by this Mortgage or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.
          No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
          If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.
          Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.
     Security Agreement under Uniform Commercial Code; Fixture Filing. (v) It is the intention of the parties hereto that this Mortgage shall constitute a “security agreement” within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the

Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.
          Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Schedule A hereto. The record owner of the real property described in Schedule A hereto is Mortgagor. As of the date hereof, the name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. As of the date hereof, the mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. As of the date hereof, the mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. As of the date hereof, Mortgagor’s organizational identification number is [                    ].
     Assignment of Rents. (vi) Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuance of an Event of Default; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than 10 days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).
          Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.
     Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.
     Notices. All notices, requests and demands to or upon the Mortgagee or the Mortgagor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon Mortgagor shall be addressed to Mortgagor at its address set forth above.
     No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 9.02 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance, to the extent permitted by applicable law.
     Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.
     Mortgagor’s Waiver of Rights. (vii) Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence and during the continuance of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.
          To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for

Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.
     Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.
     Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) securing the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.
     Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and permitted assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.
     No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

     Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the US Security Agreement shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.
     Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.
     Duty of Mortgagee; Authority of Mortgagee. (a) By acceptance of the benefits hereof, each Secured Party, as between Mortgagee and such Secured Party, acknowledges and consents to the provisions of Section 9.02(c) of the Credit Agreement and agrees that the Mortgagee, in its capacity as Administrative Agent, shall not incur any liability whatsoever to any such holder of any Obligations for any release directed or consented to by it in accordance with the Credit Agreement. Furthermore, by acceptance of the benefits hereof, each Secured Party, as between Mortgagee and such Secured Party, acknowledges and consents to the provisions of the Credit Agreement, this Mortgage and the other Loan Documents, and that it shall not be entitled to the benefits of this Mortgage or the other Loan Documents except pursuant to the terms and conditions of the Credit Agreement, this Mortgage and the other Loan Documents.
     (b) JPMorgan Chase Bank, N.A. has been appointed administrative agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by Mortgagor that any authority conferred upon Mortgagee hereunder is subject to the terms of the delegation of authority made by the Lenders to the Mortgagee pursuant to the Credit Agreement, and that the Mortgagee has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Mortgagee hereunder.
     Last Dollars Secured; Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.
     Enforcement Expenses; Indemnification. i) Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Mortgage shall be paid by Mortgagor, together with interest and penalties, if any. The Mortgagor shall reimburse Mortgagee for any and all reasonable out of pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Mortgagee) paid or incurred by the Mortgagee in connection with the preparation, execution, delivery, administration, collection and enforcement of this Mortgage and in the audit, analysis, administration, collection, preservation or sale of the Mortgaged Property, subject to the terms of Section 9.03 of the Credit Agreement.
          (b) Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Mortgage.
          (c) Mortgagor hereby indemnifies Mortgagee and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, reasonable costs, and reasonable expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not Mortgagee or any Secured Party is a party thereto) imposed on, incurred by or asserted against Mortgagee or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of any litigation, investigation or proceeding arising as of or in connection with this Mortgage, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Mortgaged Property; provided, however, such indemnity shall not be available to the extent that such liability, damages, penalties, suits, costs and expenses are determined by a court of competent jurisdiction by a final judgment to have resulted from the gross negligence or willful misconduct of Mortgagee or such Mortgagee shall admit such gross negligence or willful misconduct in writing in a judicial proceeding of a court of competent jurisdiction.
     Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement to the extent applicable, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property or, at Mortgagor’s request (but at no cost to Mortgagee) assign this Mortgage without recourse to Mortgagee to a mortgagee designated by Mortgagor. The Mortgagor shall deliver to the Mortgagee, at least five business days prior to the date of the proposed release or assignment, a written request for release or assignment identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents.

          This Mortgage has been duly executed by Mortgagor as of the date first above written and is intended to be effective as of such date.

[ ]
By:
Name:
Title:

[add appropriate Notary]

Schedule A
Description of the Land

EXHIBIT K
FROM OF NETHERLANDS MORTGAGE
[To Come]

EXHIBIT L
FORM OF BORROWING REQUEST
LIBBEY GLASS INC.

Borrowing Request	Date:

JPMorgan Chase Bank, N.A.
120 S. LaSalle Street
Chicago, IL 60603
Attention:                     - Operations1
Ladies and Gentlemen:
This Borrowing Request is furnished pursuant to Section 2.03 of that certain Credit Agreement dated as of May _, 2006 (as amended, modified, renewed or extended from time to time, the “Agreement”) among LIBBEY GLASS INC. (the “Borrower Representative”) and LIBBEY EUROPE, B.V. as Borrowers, LIBBEY INC. as a Loan Guarantor, the other Loan Parties thereto, the Lenders party thereto and JPMORGAN CHASE BANK, N.A. (“Chase”) as Administrative Agent for the Lenders and as Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Borrowing Request have the meanings ascribed thereto in the Agreement. The Borrower Representative represents that, as of this date, the conditions precedent set forth in Section 4.02 are satisfied.
1.	The Borrower Representative hereby notifies Chase of its request of the following Borrowing:
(1)	Borrower:

(2)	The Borrowing shall be a ___ ABR Borrowing or ___ Eurocurrency Borrowing

(3)	Borrowing Date of the Borrowing (must be a Business Day):

(4)	Aggregate Amount of the Borrowing (specify whether in $ or €):

(5)	Borrowing shall ___ shall not ___ be made pursuant to Revolving Netherlands Sublimit

(6)	If a Eurocurrency Borrowing, the duration of Interest Period:
One Month Three Months

Two Months Six Months

LIBBEY GLASS INC.
By:
Name:
Title:

Do not write below. For bank purposes only

__Customer’s signature(s) verified	__Call-back performed

Holds	By:

___CFC Used	Phone Number:

___Hold Placed/Pre-Approved	Spoke to:

___Same-day Credit/Pre-Approved	Date:

Time:

[1]	In the case of Borrowings in Euros, address details are as follows: JPMorgan Europe Limited, 125 London Wall, London EC2Y 5 AJ, Attention: Steve Clarke.

RECEIVED BY (Print Name/Phone(Request Only))	INITIALS	PROCESSED BY (Print name)	INITIALS

AUTHORIZED APPROVAL (Print Name)		AUTHORIZED SIGNATURE

AUTHORIZED APPROVAL (Print Name)		AUTHORIZED SIGNATURE

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EXHIBIT M
Form of Affidavit of Payment of Mortgage Recording Taxes

STATE OF	)
: ss.:
COUNTY OF	)
                                        , being duly sworn, deposes and says that, to his knowledge:
          1. I reside at                     ,                     , and I am of Syracuse China Company, a Delaware corporation (the “Mortgagor”).
          2. Libbey Glass, Inc. and Libbey Europe, B.V. (“Borrowers”) are the borrowers under that certain Credit Agreement dated as of June ___, 2006 (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among JPMorgan Chase Bank., N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the several lending institutions from time to time parties thereto (collectively, the “Lenders”), and others.
          3. In connection with the Credit Agreement, the Mortgagor has granted to the Administrative Agent for the ratable benefit of the Lenders, a mortgage on certain real property located in the County of Onondaga, New York (the “Mortgage”).
          4. Pursuant to the Credit Agreement, Mortgagor must provide to the Administrative Agent an affidavit endorsed by the recording officer of the County of Onondaga, New York or other reasonably satisfactory evidence, acknowledging payment of the mortgage recording tax due in connection with certain advances made under the Credit Agreement.
          5. Borrower has requested a Loan under the Credit Agreement in the amount of $                    , which Loan constitutes a Taxable Advance. Accordingly, New York mortgage recording tax in the amount of $                     has been duly paid to the recording officer of Onondaga County, New York, the county in which the real property encumbered by the Mortgage is situated.

Name:

Sworn to before me this ___ day of ___, 200_

Notary Public

By affixing my seal hereto, I, the recording officer of Onondaga County, New York, hereby acknowledge receipt of the mortgage recording taxes in the amount stated above, paid on account of the Credit Agreement referred to above pursuant to the provisions of Article 11 of the New York Tax Law

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